Exhibit 99.1
DIGITAL ANGEL ANNOUNCES
PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2008 FINANCIAL RESULTS
Company achieves $1.5 million cash flow from continuing operations
Maintains steady revenue base in difficult operating environment
SO. ST. PAUL, MN (March 12, 2009) — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, today announced preliminary financial results for its fourth quarter and fiscal year ended December 31, 2008.
Joseph J. Grillo, Digital Angel’s Chief Executive Officer and President, commented, “Despite the extremely challenging operating environment in 2008 we managed to hold our revenues steady, and as a result of our company-wide reorganizational measures we achieved positive cash flow from operations, for the first time in many years.”
The financial results are shown below in the data tables.
Results Conference Call
The Company will host a conference call to discuss the results at 10:00 a.m. ET today. Interested participants should call (866) 393-5807 within the United States and Canada, or (706) 679-2276 internationally. Please use passcode 88702471.
Alternatively, a simultaneous webcast of the live conference call can be accessed through Digital Angel’s website at www.digitalangel.com.
For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from today at approximately 2:00 p.m. ET to April 12 at 11.59 p.m. ET. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 88702471. The webcast replay can also be accessed through Digital Angel’s website at www.digitalangel.com.
Non-GAAP Financial Measure
To supplement the Company’s preliminary consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides EBITDA, which is a non-GAAP financial measure. EBITDA is defined as operating income (loss) plus depreciation and amortization as presented in the Company’s Preliminary Consolidated Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures.
For supplemental information to facilitate evaluation of the impact of depreciation and amortization, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the full year and last three months of 2008 and the full year and last three months of 2007.

About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts.
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning the expected filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008; the Company’s 4th quarter and full year 2008 financial results that the Company expects to report in the Form 10-K; the opinion the Company’s independent registered public accounting firm will issue with respect to the Company; expectations that the announced preliminary financial results will be materially consistent with the final audited results to be reported on Form 10-K; future expectations in our financial performance; our ability to streamline our operations and drive our business towards profitability; and our expectations for the success of and cost savings resulting from our restructuring plan. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy and restructuring plan; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully obtain the necessary working capital to meet the operating needs of our businesses; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our inability to meet all applicable Nasdaq Capital Market requirements; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 17, 2008, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Digital Angel
Jay McKeage
Phone: (651) 554-1564

TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Consolidated Balance Sheets Data
(in thousands, except par values)

	For the year ended December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,807	$2,222
Restricted cash	—	90
Accounts receivable, net	10,945	16,143
Note receivable	450	—
Inventories	8,922	14,193
Deferred taxes	130	180
Other current assets	1,530	2,235
Current assets of discontinued operations	5	23,503

Total current assets	23,789	58,566

Property and equipment, net	8,834	12,014
Goodwill and intangibles, net	30,214	57,367
Note receivable	1,015	—
Other assets, net	322	3,960
Other assets of discontinued operations	32	35,729

Total Assets	$64,206	$167,636

Liabilities and Stockholders’ Equity

Current liabilities
Notes payable and current maturities of long-term debt	$8,581	$14,231
Accounts payable	9,704	13,907
Advances from factors	1,474	1,992
Accrued expenses	9,133	9,839
Deferred revenue	840	804
Current liabilities of discontinued operations	10	13,866

Total current liabilities	29,742	54,639
Long-term debt and notes payable	6,943	17,217
Deferred taxes	2,593	2,229
Other liabilities	2,223	2,752
Other liabilities of discontinued operations	—	6,439

Total Liabilities	41,501	83,276

Commitments and contingencies
Minority interest — continuing operations	45	208
Minority interest — discontinued operations	—	13,157

Total Stockholders’ Equity	22,660	70,995

Total Liabilities and Stockholders’ Equity	$64,206	$167,636

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Consolidated Statements of Operations Data
(in thousands, except per share data)

	For the year ended December 31,
	2008	2007	2006
	(Unaudited)

Revenue	$78,172	$77,794	$54,053

Cost of sales	51,850	48,963	31,779

Gross profit	26,322	28,831	22,274

Selling, general and administrative expenses	34,295	44,338	34,487
Research and development expenses	3,146	4,702	3,442
Restructuring, severance and separation expenses	3,678	—	—
Goodwill and asset impairments	35,467	4,632	—

Operating loss	(50,264)	(24,841)	(15,655)

Gain on sale of assets	—	691	—
Interest and other income (expense), net	2,722	444	1,734
Interest expense	(10,892)	(6,720)	(3,076)

Loss from continuing operations before taxes, minority interest and gains (losses) attributable to capital transactions of subsidiary	(58,434)	(30,426)	(16,997)

Benefit (provision) for income taxes	165	(160)	198

Loss from continuing operations before minority interest and gains (losses) attributable to capital transactions of subsidiary	(58,269)	(30,586)	(16,799)

Minority interest	(122)	8,011	2,368
Net (loss) gain on capital transactions of subsidiary	—	(629)	322
(Loss) gain attributable to changes in minority interest as a result of capital transactions of subsidiary	—	(3,632)	135

Loss from continuing operations	(58,391)	(26,836)	(13,974)

Income (loss) from discontinued operations, net of income taxes of $0, $1,056 and $33	258	(5,184)	(13,235)

Net loss	$(58,133)	$(32,020)	$(27,209)

(Loss) income per common share — basic and diluted
Loss from continuing operations	$(3.85)	$(3.11)	$(1.66)
Income (loss) from discontinued operations	0.02	(0.60)	(1.57)

Net loss	$(3.83)	$(3.71)	$(3.23)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Consolidated Statements of Operations Data
(in thousands, except per share data)

	For the quarter ended December 31,
	2008	2007
	(Unaudited)	(Unaudited)

Revenue	$16,186	$22,626

Cost of sales	11,863	15,358

Gross profit	4,323	7,268

Selling, general and administrative expenses	7,970	15,390
Research and development expenses	890	1,069
Restructuring, severance and separation expenses	1,344	—
Goodwill and asset impairments	4,958	4,632

Operating loss	(10,839)	(13,823)

Interest and other income (expense), net	1,308	151
Interest expense	(3,505)	(1,889)

Loss from continuing operations before taxes, minority interest and losses attributable to capital transactions of subsidiary	(13,036)	(15,561)

(Provision) benefit for income taxes	(273)	298

Loss from continuing operations before minority interest and losses attributable to capital transactions of subsidiary	(13,309)	(15,263)

Minority interest	(1)	4,309
Net loss on capital transactions of subsidiary	—	(432)
Loss attributable to changes in minority interest as a result of capital transactions of subsidiary	—	(2,884)

Loss from continuing operations	(13,310)	(14,270)

(Loss) income from discontinued operations	(135)	1,420

Net loss	$(13,445)	$(12,850)

(Loss) income per common share — basic and diluted
Loss from continuing operations	$(0.83)	$(1.60)
(Loss) income from discontinued operations	(0.01)	0.16

Net loss	$(0.84)	$(1.44)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	For the year ended December 31,
	2008	2007	2006
Operating loss	$(50,264)	$(24,841)	$(15,655)

Depreciation and amortization	4,434	2,606	1,996

EBITDA (earnings before interest, taxes, depreciation and amortization)	$(45,830)	$(22,235)	$(13,659)

Restructuring, severance and separation expenses[1]	5,141	—	—

Goodwill and asset impairments	35,467	4,632	—

Adjusted EBITDA[2]	$(5,222)	$(17,603)	$(13,659)

[1]	Restructuring, severance and separation expenses includes $1,463 of restructuring expense in cost of sales.

[2]	Adjusted EBITDA is regular EBITDA with the restructuring, severance and separation expenses and goodwill and asset impairment expenses backed out.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Preliminary
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	For the quarter ended December 31,
	2008	2007
Operating income (loss)	$(10,839)	$(13,823)

Depreciation and amortization	676	728

EBITDA	(10,163)	(13,095)

Restructuring, severance and separation expenses	1,344	—

Goodwill and asset impairments	4,958	4,632

Adjusted EBITDA[1]	$(3,861)	$(8,463)

[1]	Adjusted EBITDA is regular EBITDA with the restructuring, severance and separation expenses and goodwill and asset impairments expenses backed out.